Independent Accountants' Report -
Attestation on Management's Assertion About Compliance With
The Servicing Requirements of the Distribution Financial Services
Floorplan Master Trust Pooling and Servicing Agreement and
Series 1994-1 Supplement, Series 1996-1 Supplement, and Series 1999-1 Supplement

Distribution Financial Services Floorplan Master Trust
c/o The Chase Manhattan Bank, as Trustee:

Deutsche Financial Services Corporation, as Servicer:

We have examined the accompanying assertion made by management on Deutsche Financial Services Corporation's (DFS) compliance, as servicer, with the servicing requirements in Article III, Sections 3.1, 3.2, 3.4, 3.5, 3.6, and 3.9, and Article IV of the Pooling and Servicing Agreement for the Distribution Financial Services Floorplan Master Trust dated December 1, 1993, amended and restated as of March 1, 1994, amended as of January 24, 1996, amended and restated as of October 1, 1996, and amended and restated as of June 1, 1999 (the Agreement), and the applicable provisions of the Series 1994-1 Supplement dated as of March 1, 1994, the Series 1996-1 Supplement dated as of October 1, 1996, and the Series 1999-1 Supplement dated as of October 29, 1999, and Amendment No. 1 to the amended and restated Series 1999-1 Supplement dated as of November 23, 1999 (the Supplements), among Deutsche Floorplan Receivables, L.P., as seller; DFS, as servicer; and The Chase Manhattan Bank, as Trustee, for the year ended December 31, 1999. Management is responsible for DFS' compliance with the aforementioned sections of the Agreement and the applicable provisions of the Supplements. Our responsibility is to express an opinion on management's assertion about DFS' compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about DFS' compliance with the aforementioned sections of the Agreement and the applicable provisions of the Supplements, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on DFS' compliance with the specified sections of the Agreement and the applicable provisions of the Supplements.

In our opinion, management's assertion that DFS was in compliance with the aforementioned sections of the Agreement and the applicable provisions of the Supplements for the year ended
December 31, 1999 is fairly stated, in all material respects.

By:    KPMG LLP
       10 South Broadway - Suite 900
       St. Louis, MO 63102-1761

Date:  March 3, 2000



Management Report on Deutsche Financial Services Corporation Compliance, as Servicer, with the Servicing Requirements of the Distribution Financial Services Floorplan Master Trust Pooling and Servicing Agreement and Series 1994-1 Supplement, Series 1996-1 Supplement, and Series 1999-1 Supplement

Management of Deutsche Financial Services Corporation (DFSC), as Servicer, is responsible for compliance with the servicing requirements in Article III, Sections 3.1, 3.2, 3.4, 3.5, 3.6 and 3.9, and Article IV of the Pooling and Servicing Agreement for the Distribution Financial Services Floorplan Master Trust dated as of December 1, 1993, amended and restated as of March 1, 1994, amended as of January 24, 1996, amended and restated as of October 1, 1996, and amended and restated as of June 1, 1999 (the Agreement), and the applicable provisions of the Series 1994-1 Supplement dated as of March 1, 1994, Series 1996-1 Supplement dated as of October 1, 1996, the amended and restated Series 1999-1 Supplement dated as of October 29, 1999, and Amendment No. 1 to the amended and restated Series 1999-1 Supplement dated as of November 23, 1999 (the Supplements), among Deutsche Floorplan Receivables, L.P., as Seller, and DFS, as servicer, and The Chase Manhattan Bank, as trustee.

Management has performed an evaluation of DFSC' compliance with the aforementioned sections of the Agreement and the applicable provisions of the Supplements for the year ended December 31, 1999. Based upon this evaluation, management believes that, for the year ended December 31, 1999, DFSC, as servicer, was in compliance with the aforementioned sections of the Agreement and the applicable provisions of the Supplements in all material respects.


/s/ Richard C. Goldman
Senior Vice President, Secretary and Chief Legal Officer
January 21, 2000


/s/ Stephen J. Gentry
Senior Vice President, Controller
January 21, 2000